Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rollins, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2020	By:	/s/ Gary W. Rollins
Gary W. Rollins Vice Chairman and Chief Executive Officer (Principle Executive Officer)

Date: April 30, 2020	By:	/s/ Paul E. Northen
Paul E. Northen Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.